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EXHIBIT 10(a)

DESCRIPTION OF KATE SPADE & COMPANY
2014 EMPLOYEE INCENTIVE PLAN (CASH)

For the 2014 fiscal year, Kate Spade & Company maintained a bonus plan for full time salaried employees under which bonuses were earned based upon either Adjusted operating income of the segment or total Company, as measured against pre-established targets, and, as applicable, departmental performance considerations and the achievement of individual goals, subject to certain terms and conditions. In addition, for the 2014 fiscal year, Kate Spade & Company maintained a bonus plan for certain executives under which bonuses were earned based on total Company Adjusted operating income (75% of target bonus) and total Company free cash flow (25% of target bonus), also as measured against pre-established targets, and, as applicable, departmental performance considerations and the achievement of individual goals, subject to certain terms and conditions. A similar bonus plan is anticipated for 2015, with financial targets measured based on similar metrics.

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  EXHIBIT 10(a)
DESCRIPTION OF KATE SPADE & COMPANY 2014 EMPLOYEE INCENTIVE PLAN (CASH)